Exhibit 99.6

EXECUTION VERSION

WELLS FARGO BANK, NATIONAL ASSOCIATION WELLS FARGO SECURITIES, LLC 550 S. Tyron Street, 6th Floor Charlotte, NC 28202	DEUTSCHE BANK AG NEW YORK BRANCH DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, New York 10005	MORGAN STANLEY SENIOR FUNDING, INC. 1585 Broadway New York, New York 10036	ROYAL BANK OF CANADA 200 Vesey Street New York, New York 10281

CONFIDENTIAL

March 26, 2018

Project Gold

Credit Facilities

Commitment Letter

Brookfield Retail Holdings VII Sub 3 LLC

c/o Brookfield Property Partners L.P.

250 Vesey Street, 15th Floor

New York, NY 10281-1023

Attention: Danielle Brody, Vice President

Ladies and Gentlemen:

You have advised Wells Fargo Bank, National Association (“Wells Fargo Bank”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank AG Cayman Islands Branch (“DBCI”), Deutsche Bank Securities Inc. (“DBSI”), Morgan Stanley Senior Funding Inc. (“MSSF”), Royal Bank of Canada (“Royal Bank”) and RBC Capital Markets, LLC (“RBC” and, together with Wells Fargo Bank, DBNY, DBCI, MSSF, Royal Bank, Wells Fargo Securities and DBSI, the “Initial Commitment Parties,” and together with any other Commitment Party appointed as described below, the “Commitment Parties”, “us” or “we”) that you intend to acquire, directly or indirectly, the Target (as defined on Exhibit A hereto) and consummate the other transactions described on Exhibit A hereto. Capitalized terms used but not otherwise defined herein are used with the meanings assigned to such terms in the Exhibits hereto.

1. Commitments.

In connection with the Transactions contemplated hereby, (a) Wells Fargo Bank, DBNY, MSSF and Royal Bank (together with any other Initial Revolving Lender appointed as described below, collectively, the “Initial Revolving Lenders”) hereby commits on a several, but not joint, basis to provide the percentage of the entire principal amount of the Revolving Facility set forth opposite such Initial Revolving Lender’s name on Schedule 1 hereto (as such schedule may be amended or supplemented in accordance with the terms of this Commitment Letter), (b) Wells Fargo Bank, DBNY, MSSF and Royal Bank (together with any other Initial Term A-1 Lender appointed as described below, collectively, the “Initial Term A-1 Lenders”) hereby commits on a several, but not joint, basis to provide the percentage of the entire principal amount of the Term A-1 Facility set forth opposite such Initial Term A-1 Lender’s name on Schedule 2 hereto (as such schedule may be amended or supplemented in accordance with the terms of this Commitment Letter), (c) Wells Fargo Bank, DBNY, MSSF and Royal Bank (together with any other Initial Term A-2 Lender appointed as described below, collectively, the “Initial Term A-2 Lenders” and, together with the Initial Term A-1 Lenders, the “Initial Term A Lenders”) hereby commits on a several, but not joint, basis to provide the percentage of the entire principal amount of the Term A-2 Facility set forth opposite such Initial Term A-2 Lender’s name on Schedule 2 hereto (as such schedule may be amended or supplemented in accordance with the terms of this Commitment Letter) and (d) Wells Fargo Bank, DBCI, MSSF and Royal Bank (together with any other Initial Bridge Lender appointed as described below, collectively, the “Initial Bridge Lenders” and, together with the Initial Revolving Lenders and the Initial Term A Lenders, the “Initial Lenders”) hereby commits on a several, but not joint, basis to provide the percentage of the entire principal amount of the Bridge Facility set forth opposite such Initial Bridge Lender’s name on Schedule 3 hereto (as such schedule may be amended or supplemented in accordance with the terms of this Commitment Letter), in each case, (i) upon the terms set forth or referred to in this letter, the Transaction Summary attached as Exhibit A hereto, the Summaries of Terms and Conditions attached as Exhibits B and C hereto, as applicable, and (ii) the initial funding of which is subject only to the conditions set forth on Exhibit D hereto (such Exhibits A through D, including the annexes thereto, the “Term Sheets” and together with this letter, collectively, this “Commitment Letter”).

2. Titles and Roles.

It is agreed that:

(a)	Wells Fargo Securities, DBSI, MSSF and Royal Bank will act as joint lead arrangers (acting in such capacities, the “Initial Lead Arrangers,” and together with any other Additional Arrangers appointed as described below, the “Lead Arrangers”) and joint bookrunners for the Credit Facilities; and

(b)	Wells Fargo Bank will act as sole administrative agent and as sole collateral agent for the Credit Facilities (acting in such capacity, the “Agent”).

Except as set forth below, you agree that no other agents, co-agents, lead arrangers, bookrunners, managers or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated in this Commitment Letter and the Fee Letter (as defined below)) will be paid to obtain the commitments of the Lenders under the Credit Facilities unless you and the Initial Lead Arrangers shall so reasonably agree; provided, that (a) Wells Fargo Securities will have “left” placement (the “Left Lead Arranger”), and shall hold the leading role and responsibilities conventionally associated with such placement, and DBSI will have “immediate right” placement in any marketing materials or other documentation used in connection with the Credit Facilities and (b) the other agents (or their affiliates, as applicable) for the Credit Facilities will be listed in an order determined by you in consultation with the Initial Commitment Parties in any marketing materials or other documentation used in connection with the Credit Facilities.

Notwithstanding the foregoing, on or prior to the date which is 15 business days after the Acceptance Date, up to five additional joint lead arrangers and co-documentation agents (each, an “Additional Arranger”) mutually agreed by the Lead Arrangers and you may become a party to this Commitment Letter solely as Commitment Parties and Initial Lenders, with the same force and effect as if originally named as a party hereto, upon execution and delivery by you, each Initial Lead Arranger and each such Additional Arranger of a Joinder Agreement substantially in the form of Annex A hereto (each, a “Joinder Agreement”) (it being understood that each Additional Arranger (or its affiliate) shall assume a proportion of the commitments with respect to each Credit Facility equal to the percentage of the entire principal

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amount of such Credit Facility set forth opposite such Additional Arranger’s name on Schedule 1, 2 or 3, respectively, of such Joinder Agreement (each such percentage, an “Applicable Facility Percentage”), and thereafter, each Additional Arranger shall constitute a “Commitment Party,” “Initial Revolving Lender,” “Initial Term A-1 Lender,” “Initial Term A-2 Lender,” “Initial Bridge Lender” and/or “Lead Arranger,” as applicable (but not a “joint bookrunner”), under this Commitment Letter and under the Fee Letter).

3. Syndication.

We intend to syndicate the Credit Facilities to a group of lenders identified by us in consultation with you and acceptable to you (it being understood and agreed that your consent may not be unreasonably withheld or delayed) (such lenders, together with the Initial Lenders, the “Lenders”); it being understood and agreed that we will not syndicate to any Disqualified Institution (as defined below).

It is acknowledged and agreed that that any commitments received during the syndication of the Credit Facilities will be applied and/or allocated to reduce the commitments (and outstanding loans, if applicable) of the Initial Commitment Parties, on the one hand, and each of Bank of America, N.A. (“BoA”), Barclays Bank PLC (“Barclays”), HSBC Bank USA, N.A. (“HSBC”), Sumitomo Mitsui Banking Corporation (“SMBC”) and The Toronto-Dominion Bank, New York Branch (“TD” and, together with BoA, Barclays, HSBC and SMBC, the “Specified Additional Commitment Parties”), on the other hand, as follows: (a) first, to the Initial Commitment Parties on a pro rata basis until each Initial Commitment Party’s pro rata share of the total commitments (and outstanding loans, if applicable) in respect of the Credit Facilities is reduced to $562.5 million, (b) second, to the Initial Commitment Parties and the Specified Additional Commitment Parties on a pro rata basis until each Initial Commitment Party’s pro rata share of the total commitments (and outstanding loans, if applicable) in respect of the Credit Facilities is reduced to $400.0 million, (c) third, to the Specified Additional Commitment Parties on a pro rata basis until each Specified Additional Commitment Party’s pro rata share of the total commitments (and outstanding loans, if applicable) in respect of the Credit Facilities is reduced to $270.0 million and (d) fourth, to the commitments (and outstanding loans, if applicable) of the Initial Commitment Parties and the Specified Additional Commitment Parties on a pro rata basis.

“Disqualified Institution” means:

(a)	(i) any person identified in writing to the Agent by you on or prior to on the date hereof, (ii) any person that is identified in writing by you (or, if after the Closing Date, by the Borrower Representative) after the completion of primary syndication and reasonably approved in writing by the Left Lead Arranger (if after the date hereof and prior to the Closing Date) or the Agent (if after the Closing Date), (iii) any affiliate of any person described in clauses (i) and/or (ii) above that is reasonably identifiable by name and (iv) any other affiliate of any person described in clauses (i), (ii) and/or (iii) above that is identified in a written notice by you (or, if after the Closing Date, by the Borrower Representative) to the Left Lead Arranger (or, after the Closing Date, the Agent, as applicable) after the date hereof (each such person, a “Disqualified Lending Institution”);

(b)

(i) any person that is a competitor of the Target or the Sponsor or any of their respective affiliates (each such person, a “Competitor”) and/or any affiliate of any Competitor that is identified in writing by you to the Agent on or prior to on the date hereof, (ii) any Competitor that is identified in writing by you (or, if after the Closing Date, by the Borrower Representative) to the Left Lead Arranger (if after the date hereof and prior to the Closing Date) or to the Agent, as applicable (if after the Closing Date), (iii) any affiliate of any person described in clauses (i) and/or (ii) above (other than any Competitor Debt Fund Affiliate) that is reasonably identifiable by name and (iv) any

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other affiliate of any person described in clauses (i), (ii) and/or (iii) above that is identified in a written notice by you (or, if after the Closing Date, by the Borrower Representative) to the Left Lead Arranger (or, after the Closing Date, the Agent, as applicable) after the date hereof (it being understood and agreed that no Competitor Debt Fund Affiliate of any Competitor may be designated as a Disqualified Institution pursuant to this clause (iv)); and/or

(c) any affiliate or Representative (as defined below) of any Commitment Party that is engaged as a principal primarily in private equity, mezzanine financing or venture capital (each such person, an “Excluded Party”);

provided that (A) no written notice delivered pursuant to clauses (a)(ii), (a)(iv), (b)(ii) and/or (b)(iv) above shall apply retroactively to disqualify any person that has previously acquired (or has and is committed to acquire, without giving retroactive effect to such commitment) an assignment or participation interest in the Loans and (B) neither you nor the Borrower Representative shall have the right to identify any additional persons pursuant to clause (a)(ii) above if a payment or bankruptcy default has occurred and is continuing under this Commitment Letter or the Credit Facilities (as applicable) at the time of such proposed identification.

“Competitor Debt Fund Affiliate” means, with respect to any Competitor or any affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than any Disqualified Lending Institution or any Excluded Party) that is (i) primarily engaged in, or advises funds or other investment vehicles that are primarily engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business (other than in distressed or opportunistic situations) and (ii) managed, sponsored or advised by any person that is controlling, controlled by or under common control with the relevant Competitor or affiliate thereof, but only to the extent that no personnel involved with the investment in the relevant Competitor (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (B) has access to any information (other than information that is publicly available) relating to the Parent, the Sponsor, the Borrowers and/or the Target and/or any entity that forms part of any of their respective businesses (including any of their respective subsidiaries).

Notwithstanding any other provision of this Commitment Letter to the contrary and notwithstanding any syndication, assignment or other transfer by any Initial Lender, other than in connection with any assignment to an Additional Arranger upon designation of such Additional Arranger as an Initial Lender and the execution and delivery by such Additional Arranger of a Joinder Agreement, in each case pursuant to Section 2 above, in respect of the amount allocated to such Additional Arranger, (a) no Initial Lender shall be relieved, released or novated from its obligations hereunder (including its obligation to fund its applicable percentage of the Credit Facilities on the Closing Date if the conditions set forth on Exhibit D hereto are satisfied or waived by each of the Initial Commitment Parties) in connection with any syndication, assignment or other transfer until after the initial funding of the Credit Facilities on the Closing Date, (b) no such syndication, assignment or other transfer shall become effective with respect to any portion of any Initial Lender’s commitments in respect of the Credit Facilities until the initial funding of the Credit Facilities on the Closing Date and (c) unless each Borrower agrees in writing in its sole discretion, each Initial Lender, each Commitment Party and each Lead Arranger shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Credit Facilities, including all rights with respect to consents, waivers, modifications, supplements and amendments, until the Closing Date has occurred.

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The Lead Arrangers intend to commence syndication efforts promptly and from the Acceptance Date (as defined below) until the earlier to occur of (x) a Successful Syndication (as defined in the Fee Letter) and (y) the date that is 60 days after the Closing Date (the “Syndication Period”), you agree to assist (and, subject to the limitations on your rights set forth in the Acquisition Agreement (as in effect on the date hereof), to use your commercially reasonable efforts to cause the Target to assist) the Lead Arrangers in completing a syndication that is reasonably satisfactory to the Initial Lead Arrangers and you. Such assistance shall include (a) using your commercially reasonable efforts to ensure that the syndication efforts benefit from your existing banking relationships and, to the extent appropriate and reasonable, those of the Target, (b) facilitating direct contact between appropriate members of senior management of the Borrowers, on the one hand, and the proposed Lenders, on the other hand (and using your commercially reasonable efforts to ensure such contact between non-legal advisors of the Borrowers and appropriate members of senior management and non-legal advisors of the Target, on the one hand, and the proposed Lenders, on the other hand, subject to the limitations on your rights set forth in the Acquisition Agreement (as in effect on the date hereof)), in all cases at times and locations to be mutually agreed upon, (c) your assistance and provision of information for use (and using your commercially reasonable efforts to cause the Target to assist and provide information for use) in the preparation of a customary confidential information memorandum (the “CIM”) and other customary marketing materials to be used in connection with the syndication of the Credit Facilities, subject to the limitations on your rights to request information concerning the Target and its subsidiaries set forth in the Acquisition Agreement (as in effect on the date hereof), (d) the hosting, with the Lead Arrangers and appropriate members of senior management of the Borrowers, of meetings (or, if you and the Initial Lead Arrangers shall agree, conference calls in lieu of any such meeting) of prospective Lenders (limited to one “bank meeting”, unless otherwise deemed reasonably necessary by the Initial Lead Arrangers) at times and locations to be mutually agreed (and using your commercially reasonable efforts to cause the senior management of the Target to be available for such meetings, subject to the limitations on your rights set forth in the Acquisition Agreement (as in effect on the date hereof)), (e) during the Syndication Period (and if later, until the Closing Date), your ensuring that there is no competing issuance or incurrence of any debt for borrowed money by or on behalf of the Parent or its subsidiaries and your using commercially reasonable efforts to ensure that there are no competing issuances or incurrences of debt for borrowed money by and on behalf of the Target or its subsidiaries announced, offered, placed or arranged (other than, for the avoidance of doubt, (i) the Credit Facilities, (ii) Permitted Surviving Debt, (iii) the Term B Facility, (iv) any debt of a Property-Level Subsidiary and (v) any debt under the Existing Term Loan Agreement, so long as, in the case of debt under the Existing Term Loan Agreement, the principal amount thereof does not increase above the amount outstanding on the date hereof (unless such principal amount is increased in connection with any refinancing of Permitted Surviving Debt)), in each case that could reasonably be expected to materially impair the primary syndication of the Credit Facilities (it being understood that none of the debt described in the immediately preceding clauses (i) through (iv) will materially impair the primary syndication of the Credit Facilities) and (f) using your commercially reasonable efforts to obtain public corporate credit or corporate family ratings, as applicable, of the Borrowers and ratings for the Credit Facilities from each of Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Financial Services LLC (“S&P”), a subsidiary of The McGraw Hill Corporation. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, (A) subject to Section 10 of Exhibit D hereto, neither the commencement nor the completion of the syndication of any of the Credit Facilities, nor obtaining ratings referred to above, shall constitute a condition precedent to the availability and initial funding of the Credit Facilities on the Closing Date, (B) you will not be required to provide any information to the extent that the provision thereof would violate any attorney-client privilege, law, rule or regulation or any confidentiality obligation binding on you, the Borrowers, the Target and/or any of their respective affiliates; provided that in the event you do not provide information in compliance of this clause (B), you will promptly provide notice to the Initial Commitment Parties that such information is being withheld and you shall use commercially reasonable efforts to obtain the relevant consents under such obligations of confidentiality to permit the provision of such information and (C) the financial statements identified in paragraph 6 of Exhibit D to this Commitment Letter are the only financial statements that will be required in connection with the syndication of the Credit Facilities.

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The Initial Lead Arrangers, in their capacity as such, will manage, in consultation with you (and subject to your consent rights set forth in the first paragraph of this Section 3), all aspects of the syndication, including decisions as to the selection of prospective Lenders to be approached (which may not be Disqualified Institutions) and when they will be approached, when the Lenders’ commitments will be accepted, which Lenders will participate, the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders.

You acknowledge that (a) the Lead Arrangers will make available customary marketing materials (the “Information Materials”), including the CIM and a customary lenders’ presentation to the proposed syndicate of Lenders by posting the Information Materials on IntraLinks, SyndTrak or another similar secure electronic system and (b) certain of the prospective Lenders may be “public side” Lenders (i.e., Lenders that have personnel that do not wish to receive material non-public information within the meaning of the United States federal securities laws with respect to the Parent, the Borrowers, the Target, their respective subsidiaries, or the respective securities of any of the foregoing or the Acquisition (“MNPI”) (each, a “Public Lender” and, collectively, the “Public Lenders”)). At the request of the Lead Arrangers, you agree to assist and to use commercially reasonable efforts to cause the Target to assist us in preparing an additional version of the information package and presentation consisting exclusively of information and documentation with respect to the Parent, the Borrowers, the Target, their respective subsidiaries, the respective securities of any of the foregoing and the Acquisition that is either information of a type that would be made publicly available if the Parent, the Borrowers or the Target were to become public reporting companies or not material with respect to the Parent, the Borrowers, the Target, your and their respective subsidiaries, any of their respective securities or the Acquisition for purposes of United States federal securities laws (the “Public Package”). It is understood that in connection with your assistance described above, customary authorization letters will be included in the CIM that (A) authorize the distribution of the CIM to prospective Lenders, (B) confirm that the Public Package does not include MNPI or any information of a type that would not be publicly available if the Parent, the Borrowers or the Target were public reporting companies, (C) contain customary language exculpating the Parent, the Borrowers, the Sponsor, the Target and their respective affiliates and the Commitment Parties and their respective affiliates, with respect to any liability related to the use of the contents of the Public Package and (D) contain a customary “10b-5 representation” consistent in form and substance with the 10b-5 representation set forth in Section 4 hereof (provided, in the case of this clause (D), that such representation shall not include a “knowledge qualifier” with respect to the Target and its subsidiaries). You acknowledge and agree that, in addition to the Public Package, the following documents may be distributed to all prospective Lenders (other than Disqualified Institutions), including prospective Public Lenders (except to the extent you notify us in writing to the contrary prior to distribution and provided that you have been given a reasonable opportunity to review such documents and comply with applicable disclosure obligations): (i) the Term Sheets, (ii) drafts and final definitive documentation with respect to the Credit Facilities, (iii) administrative materials prepared by the Lead Arrangers for prospective Lenders (such as lender meeting invitations, allocations and funding and closing memoranda) and (iv) notifications of changes in the terms of the Credit Facilities. You also agree, at our reasonable request, to identify (or, in the case of information relating to the Target and its subsidiaries, use commercially reasonable efforts to identify) information to be distributed to the Public Lenders by clearly and conspicuously marking the same as “PUBLIC”. Each of the Lead Arrangers hereby agrees that all information that is not specifically identified as “PUBLIC” (including the Projections (as defined on Exhibit B hereto)) shall be treated as being suitable only for posting to private Lenders. By marking any documents, information or other data “PUBLIC”, you shall be deemed to have authorized the Commitment Parties and the prospective Lenders to treat such documents, information or other data as not containing MNPI.

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4. Information.

You hereby represent that (to your knowledge with respect to the Target and its subsidiaries), (a) all written information concerning the Parent, the Borrowers and their respective subsidiaries and the Target and its subsidiaries (other than the Projections, other forward-looking and/or projected information and information of a general economic or industry-specific nature) that has been or will be made available to any of us by the Parent, the Borrowers or any of their respective representatives on your behalf in connection with the transactions contemplated hereby (the “Information”), when taken as a whole, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time) and (b) the Projections have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time furnished (it being recognized by the Commitment Parties that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond your control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material). You agree that if, at any time prior to the later of the expiration of the Syndication Period and the Closing Date, you become aware that any of the representations in the preceding sentence would be incorrect in any material respect if the Information or the Projections were being furnished and such representations were being made at such time, you will (or prior to the Closing Date with respect to Information and Projections concerning the Target and its subsidiaries, you will, subject to any applicable limitations on your rights set forth in the Acquisition Agreement, use commercially reasonable efforts to) promptly supplement the Information and the Projections so that (to your knowledge as it relates to the Target and its subsidiaries) the representations in the preceding sentence remain true in all material respects; provided, that any such supplementation shall cure any such breach of such representations. You understand that in arranging and syndicating the Credit Facilities, we may use and rely on the Information and Projections without independent verification thereof and we do not assume responsibility for the accuracy and completeness of the Information or the Projections. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, none of the making of any representation under this Section 4, the provision of any supplement to any Information or the Projections, nor the accuracy of any such representation or supplement shall constitute a condition precedent to the availability and/or initial funding of the Credit Facilities on the Closing Date.

5. Fee Letter.

As consideration for the commitments and agreements of the Commitment Parties hereunder, you agree to pay or cause to be paid the fees described in the Fee Letter dated the date hereof and delivered in connection herewith (the “Fee Letter”), on the terms and subject to the conditions (including as to timing and amount) set forth therein.

6. Certain Funds Provision.

Notwithstanding anything in this Commitment Letter, the Fee Letter, the Facilities Documentation or any other agreement or other undertaking concerning the financing of the transactions contemplated hereby to the contrary, (a) the only representations and warranties to be made on the Closing Date shall be (i) such of the representations and warranties made by or on behalf of the Target, its subsidiaries or their respective businesses in the Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that you or your applicable affiliate have the right to terminate your (or its) obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of a breach of such representations in the Acquisition Agreement (to such extent, the “Specified Acquisition Agreement Representations”) and (ii) the Specified Representations (as defined below), (b) the terms of the Facilities

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Documentation and the Closing Deliverables (as defined in Exhibit D) shall be in a form such that they do not impair the availability of any Credit Facility on the Closing Date if the conditions set forth on Exhibit D hereto are satisfied (it being understood and agreed that to the extent any Collateral (including the creation, validity or perfection of any security interest in such Collateral) is not or cannot be provided on the Closing Date (other than, to the extent required under the Term Sheets, the perfection of a lien on Collateral that is of the type where a lien on such Collateral may be perfected solely by the filing of a financing statement under the Uniform Commercial Code (“UCC”)) after your use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection of such Collateral shall not constitute a condition precedent to the availability or initial funding of any Credit Facility, as applicable, on the Closing Date but may instead be delivered and/or perfected within 90 days (or such longer period as the Agent may reasonably agree) after the Closing Date pursuant to arrangements to be mutually agreed by the Initial Lead Arrangers and you acting reasonably) and (c) the only conditions (express or implied) to the availability of the Credit Facilities on the Closing Date are those expressly set forth on Exhibit D hereto, and such conditions shall be subject in all respects to the provisions of this paragraph.

For the avoidance of doubt, your compliance with your obligations under this Commitment Letter and/or the Fee Letter, other than your satisfaction (or procurement of a waiver of) the conditions described on Exhibit D hereto, is not a condition to the availability of the Credit Facilities on the Closing Date.

For purposes hereof, “Specified Representations” means the representations and warranties set forth in the applicable Facilities Documentation relating to: organizational existence of the Loan Parties; organizational power and authority (as they relate to due authorization, execution, delivery and performance of the applicable Facilities Documentation) of the Loan Parties; due authorization, execution and delivery of the relevant Facilities Documentation by the Loan Parties and enforceability of the relevant Facilities Documentation against the Loan Parties; solvency as of the Closing Date (after giving effect to the Transactions) of the Parent and its subsidiaries on a consolidated basis (in form and scope consistent with the solvency certificate to be delivered pursuant to paragraph 1(b) of Exhibit D hereto); no conflicts of the applicable Facilities Documentation with the organizational documents of the Loan Parties; use of proceeds not in violation of OFAC or FCPA; Federal Reserve margin regulations; the Investment Company Act; the PATRIOT Act; and the creation, validity and perfection of security interests (subject in all respects to security interests and liens permitted under the relevant Facilities Documentation and to the foregoing provisions of this paragraph and the provisions of the immediately preceding paragraph). This Section 6 and the provisions contained herein shall be referred to as the “Certain Funds Provision”.

7. Indemnification; Expenses.

You agree (a) to indemnify and hold harmless each of the Commitment Parties, their respective affiliates and controlling persons (and their respective permitted successors and assigns) and the respective directors, officers, employees, partners, members, agents, advisors and other representatives of each of the foregoing (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Credit Facilities, the use of the proceeds thereof and the Transactions or any claim, litigation, investigation or proceeding relating to any of the foregoing (a “Proceeding”), regardless of whether any Indemnified Person is a party thereto or whether such Proceeding is brought by you, any of your affiliates or any third party, and to reimburse each Indemnified Person within 30 days following written demand therefor (together with reasonable backup documentation supporting such reimbursement request) for any reasonable and documented legal or other out-of-pocket expenses incurred in connection with investigating or defending any Proceeding (but limited, in the case of legal fees and expenses, to one counsel to such Indemnified Persons taken as a whole (and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such persons, taken as a whole and, in the case of an actual or perceived conflict of interest where the Indemnified Persons affected by such conflict informs you

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of such conflict and thereafter retains its own counsel with your prior consent (not to be unreasonably withheld), of one such additional firm of counsel (and one local counsel for each relevant jurisdiction) for such affected Indemnified Persons, together with any other similarly situated Indemnified Persons, taken as a whole)); provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they arise from (i) the willful misconduct, bad faith or gross negligence of, or material breach of this Commitment Letter, the Fee Letter or the Facilities Documentation by, such Indemnified Person (or any of its Related Parties (as defined below)), in each case as determined by a final non-appealable judgment of a court of competent jurisdiction or pursuant to any agreement governing any settlement referred to below, or (ii) any dispute solely among Indemnified Persons which does not arise out of any act or omission of the Parent or the Borrowers or any of their respective subsidiaries (other than any Proceeding against any Commitment Party solely in its capacity or in fulfilling its role as an Agent or Lead Arranger under any Credit Facility), and (b) if the Closing Date occurs, to reimburse each Commitment Party on the Closing Date (to the extent an invoice therefor is received by the Invoice Date) or, if invoiced after the Invoice Date, within 30 days following receipt of the relevant invoice, for all reasonable and documented out-of-pocket expenses (including due diligence expenses, expenses in respect of inventory appraisal and field examinations, applicable syndication expenses and travel expenses, but limited, in the case of legal fees and expenses, to the reasonable fees, charges and disbursements of (i) one legal counsel to the Commitment Parties, taken as a whole and (ii) if reasonably necessary, one local counsel in any relevant local jurisdiction to all such persons, taken as a whole), incurred in connection with the Credit Facilities and any related documentation (including this Commitment Letter, the Fee Letter and the Facilities Documentation).

No Indemnified Person or any other party hereto shall be liable for any damages arising from the use by any person (other than such Indemnified Person (or its Related Parties) or any other party hereto) of the Information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent of direct, as opposed to indirect, consequential or punitive, damages arising from the gross negligence, bad faith or willful misconduct of, or material breach of this Commitment Letter, the Fee Letter or the Facilities Documentation by such Indemnified Person (or any of its Related Parties) or such other party hereto, as applicable, in each case as determined by a final non-appealable judgment of a court of competent jurisdiction or pursuant to any agreement governing any settlement referred to below. None of the Indemnified Persons, the Borrowers, the Sponsor, the Target or any of their respective affiliates or the respective directors, officers, employees, agents, advisors or other representatives of any of the foregoing shall be liable for any special, indirect, consequential or punitive damages in connection with this Commitment Letter, the Fee Letter or the Credit Facilities (including the use or intended use of the proceeds of the Credit Facilities) or the transactions contemplated hereby or thereby; provided, that nothing contained in this sentence shall limit your indemnification obligations hereinabove to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnified Person is otherwise entitled to indemnification hereunder. You shall not be liable for any settlement of any Proceeding effected by any Indemnified Person without your consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if any such Proceeding is settled with your written consent, or if there is a final non-appealable judgment of a court of competent jurisdiction against an Indemnified Person in any such Proceeding, you agree to indemnify and hold harmless such Indemnified Person in the manner set forth above. You shall not, without the prior written consent of the affected Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceeding against any Indemnified Person in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (a) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such Proceeding and (b) does not include any statement as to any admission of fault or culpability. Notwithstanding the foregoing, each Indemnified Person shall be obligated to refund or return any and all amounts paid by you under this paragraph to such Indemnified Person for any losses, claims, damages, liabilities and expenses to the extent

9

such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof. For purposes hereof, “Related Party” means, with respect to any Indemnified Person, any (or all, as the context may require) of such Indemnified Person’s affiliates and controlling persons and its or their respective directors, officers, employees, partners, agents, advisors and other representatives.

8. Sharing of Information, Absence of Fiduciary Relationship.

Each Commitment Party, together with its affiliates (the “Banks”), is a full service financial firm and as such from time to time may (a) effect transactions for its own account or the account of customers, and hold long or short positions in debt or equity securities or loans of companies that may be the subject of the transactions contemplated hereby or (b) provide debt financing, equity capital, investment banking, financial advisory services, securities trading, hedging, financing and brokerage activities and financial planning and benefits counseling to other companies in respect of which you, the Sponsor or the Target may have competing interests. You acknowledge that the Commitment Parties and their respective affiliates have no obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies or other persons. The Banks may have economic interests that conflict with your economic interests and those of the Target. You acknowledge and agree that (a)(i) the arrangement and other services described herein regarding the Credit Facilities are arm’s-length commercial transactions between you and your affiliates, on the one hand, and the Banks, on the other hand, that do not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of the Commitment Parties, (ii) no Commitment Party has provided any legal, accounting, regulatory or tax advice to you with respect to any of the Transactions and you are not relying on the Commitment Parties for such advice, (iii) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate and you are not relying on the Commitment Parties for such advice, (iv) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and (v) you waive, to the fullest extent permitted by law, any claims you may have against us for breach of fiduciary duty or alleged breach of fiduciary duty arising solely by virtue of this Commitment Letter and agree that, in such capacity, we shall not have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim arising under this Commitment Letter or to any person asserting a fiduciary duty claim arising under this Commitment Letter on behalf of or in right of you, including your stockholders, employees or creditors; and (b) in connection with the transactions contemplated hereby, (i) each Bank has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for you or any of your affiliates and (ii) no Bank has any obligation to you or your affiliates, except those obligations expressly set forth in this Commitment Letter and any other agreement with you or any of your affiliates.

9. Confidentiality.

This Commitment Letter is entered into on the understanding that neither this Commitment Letter nor the Fee Letter nor any of their terms or substance shall be disclosed by you, directly or indirectly, to any other person without the Initial Lead Arrangers’ consent except (a) to you and your subsidiaries, the Sponsor and any prospective investors and to your and their respective directors, officers, employees, affiliates, members, partners, stockholders, attorneys, accountants, independent auditors, agents and other advisors and those of the Target and its subsidiaries and the Target and its subsidiaries themselves, in each case, on a confidential basis (provided, that until after the Closing Date, any disclosure of the Fee Letter or its contents to the Target or its subsidiaries or their respective directors, officers, employees, affiliates, members, partners, stockholders, attorneys, accountants, independent auditors, agents or other advisors (other than the Sponsor and its respective directors, officers, employees, affiliates, members, partners stockholders, attorneys, accountants, independent auditors, agents and other advisors) shall be (i) redacted in respect of (A) the amounts, percentages and basis points of compensation set forth therein and (B) the pricing and

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other economic terms of the Flex Provisions (as defined in the Fee Letter) set forth therein unless, in either case, the Initial Commitment Parties otherwise consent in writing, which consent shall not be unreasonably withheld or delayed or (ii) used for customary accounting purposes, including accounting for deferred financing costs), (b) in any legal, judicial or administrative proceeding or as otherwise required by applicable law, rule or regulation or as requested by a governmental, regulatory or self-regulatory authority, (c) to the extent reasonably necessary or advisable in connection with the exercise of any remedy or enforcement of any right under this Commitment Letter and/or the Fee Letter, (d) this Commitment Letter and the existence and contents of this Commitment Letter (but not the Fee Letter or the contents thereof, other than the existence thereof and the aggregate amount of the fees payable thereunder and the results of the exercise of any Flex Provision therein as part of projections, pro forma information and a generic disclosure of aggregate sources and uses in marketing materials and other disclosures) may be disclosed (i) in any syndication or other marketing materials in connection with the Transactions, (ii) in any proxy statement or similar public filing related to the Transactions and/or (iii) in connection with any public filing requirement, (e) the Term Sheets, including the existence and contents thereof, may be disclosed to any rating agency in connection with the Transactions (together with the results of the exercise of any Flex Provision in the Fee Letter and the aggregate amount of fees payable under the Fee Letter as part of projections, pro forma information and a generic disclosure of aggregate sources and uses) and (f) after your acceptance hereof, (i) this Commitment Letter and the Fee Letter, including the existence and contents hereof and thereof, may be shared with potential Additional Arrangers on a confidential basis and (ii) the Term Sheets, including the existence and contents thereof (but not the Fee Letter), may be disclosed to any Lender or participant or prospective Lender or prospective participant and, in each case, their respective directors (or equivalent managers), officers, employees, affiliates, independent auditors, or other experts and advisors on a confidential basis. The foregoing restrictions shall cease to apply in respect of the existence and contents of this Commitment Letter (but not in respect of the Fee Letter and its contents) on the earlier of the Closing Date and two years following the date on which this Commitment Letter has been accepted by you.

The Commitment Parties shall use all information received by them in connection with the Transactions and the related transactions (including any information obtained by them based on a review of any books and records relating to the Parent, the Borrowers or the Target or any of their respective subsidiaries or affiliates) solely for the purposes of providing the services that are the subject of this Commitment Letter and shall treat confidentially all such information and the terms and contents of this Commitment Letter, the Fee Letter and the Facilities Documentation and shall not publish, disclose or otherwise divulge such information; provided, that nothing herein shall prevent any Commitment Party from disclosing any such information (a) subject to the final proviso of this sentence, to any Lender or participant or prospective Lender or participant (in each case, other than any Disqualified Institution), (b) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable law, rule or regulation (in which case such Commitment Party shall (i) to the extent permitted by law, inform you promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) for purposes of establishing a “due-diligence” or similar defense in connection with any such proceeding, (d) upon the request or demand of any governmental, regulatory or self-regulatory authority having jurisdiction over such Commitment Party or its affiliates (in which case such Commitment Party shall (i) except with respect to any audit or examination conducted by bank accountants or any governmental, regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent permitted by law, notify you promptly in advance thereof and (ii) except with respect to any routine audit or examination conducted by bank regulatory authorities, use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (e) to the directors (or equivalent managers), officers, employees, independent auditors or other experts and advisors of such Commitment Party (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated

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hereby and who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (f) to any Commitment Party and to any Commitment Party’s affiliates and any of their respective Representatives on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of such information and are or have been advised of their obligation to keep such information confidential; provided that such Commitment Party shall be responsible for its affiliates’ and their Representatives’ compliance with this paragraph; provided, further, that, unless you otherwise consent, no such disclosure shall be made by any Commitment Party, any affiliate thereof or any of its or their respective Representatives to (i) any affiliate or Representative of such Commitment Party that is a Disqualified Institution or (ii) any person that is providing advisory services to the Target in connection with the Acquisition, (g) to the extent any such information becomes publicly available other than by reason of disclosure by such Commitment Party, its affiliates or its or their respective Representatives in breach of this Commitment Letter, (h) subject to the final proviso of this sentence, to any direct or indirect contractual counterparty to any credit default swap, total return swap, total rate of return swap or similar derivative instrument (other than any Disqualified Institution) and (i) subject to your prior approval of the information to be disclosed, to Moody’s or S&P in connection with obtaining a rating contemplated pursuant to this Commitment Letter and/or the Facilities Documentation, as applicable, on a confidential basis; provided, further, that the disclosure of any such information pursuant to clauses (a) or (h) above shall be made subject to the acknowledgment and acceptance by the relevant recipient that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and each Initial Lead Arranger, including, without limitation, as set forth in the CIM or other marketing materials) in accordance with the standard syndication processes of the Lead Arrangers or market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access such confidential information and acknowledge its confidentiality obligations in respect thereof. The provisions of this paragraph (other than with respect to the confidentiality of the Fee Letter) shall automatically terminate on the date that is two years following the date of this Commitment Letter unless earlier superseded by the relevant Facilities Documentation. For the avoidance of doubt, in no event shall any disclosure of information referred to above be made to any Disqualified Institution unless you otherwise consent in writing in your sole discretion.

10. Amendments; Waivers.

This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, each Initial Commitment Party and, following the effectiveness of any Joinder Agreement, the Commitment Parties (including the Initial Commitment Parties) holding a majority of the commitments under the Credit Facilities after giving effect to such Joinder Agreement on the relevant date of determination (the “Requisite Commitment Parties”); provided, notwithstanding the foregoing, the consent of each Additional Arranger shall be required for any Specified 100% Amendment (as defined below).

For purposes hereof, “Specified 100% Amendment” shall mean any amendment and/or waiver with respect to this Commitment Letter or the Fee Letter that would: (a) extend the final maturity of the Loans or the commitments under the Credit Facilities or under this Commitment Letter or the scheduled due date of any principal, interest or fee payment under the Credit Facilities; (b) reduce the interest, yield, call protection (or redemption prices) or fees under the Credit Facilities; (c) increase the commitment of such Additional Arranger (or its applicable affiliates) under the Credit Facilities or under this Commitment Letter; (d) release of all or substantially all of (i) the guarantors from their guarantees under the Credit Facilities or (ii) the security interests under the Credit Facilities (other than in connection with permitted asset sales); (e) reduce the fees payable to the Additional Arranger under the Fee Letter; or (f) otherwise require the consent of each Lender under the Credit Facilities under the section of the applicable Term Sheet entitled “Voting”.

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11. Miscellaneous.

This Commitment Letter shall not be assignable by any party hereto (except (x) by you to one or more of your affiliates that is a “shell” company organized under the laws of the United States or any state thereof or the District of Columbia controlled, directly or indirectly, by the Sponsor to effect the consummation of the Acquisition prior to or substantially concurrently with (and to the Target substantially concurrently with) the consummation of the closing of the Acquisition and (y) by us as expressly contemplated under Sections 2 and 3 above), without the prior written consent of each other party hereto (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and, to the extent expressly provided in Section 7 above, the Indemnified Persons, and is not intended to and does not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and, to the extent expressly provided in Section 7 above, the Indemnified Persons. Subject to Section 3 above, each Commitment Party reserves the right to assign its obligations to any affiliate thereof (other than Disqualified Institutions) or to employ the services of its affiliates (other than Disqualified Institutions) in fulfilling its obligations contemplated hereby; it being understood that any such affiliate shall be entitled to the benefits afforded to, and subject to the obligations of, such Commitment Party hereunder; provided that (a) no Commitment Party shall be relieved of any obligation hereunder in the event that any affiliate to which it has assigned its obligations or through which it performs its obligations hereunder fails to perform the same in accordance with the terms hereof and (b) the assigning Commitment Party shall be responsible for any breach by any such affiliate of the obligations hereunder that are applicable to it. Any provision of this Commitment Letter that provides for, requires or otherwise contemplates any consent, approval, agreement or determination by any Borrower on or prior to the Closing Date shall be construed as providing for, requiring or otherwise contemplating your consent, approval, agreement or determination (unless you otherwise notify the other parties hereto). This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile or other electronic transmission (including “.pdf”, “.tiff” or similar format) shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us and you with respect to the Credit Facilities and set forth the entire understanding of the parties with respect hereto and thereto, and supersede all prior agreements and understandings related to the subject matter hereof.

This Commitment Letter, and any claim, controversy or dispute arising under or related to this Commitment Letter, whether in tort, contract (at law or in equity) or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York; provided, that, notwithstanding the preceding sentence and the governing law provisions of this Commitment Letter and the Fee Letter, it is understood and agreed that (a) the interpretation of the definition of “Company Material Adverse Effect” (and whether or not a Company Material Adverse Effect has occurred), (b) the determination of the accuracy of any Specified Acquisition Agreement Representation and whether as a result of any inaccuracy thereof you or your applicable affiliate has the right to terminate your or its obligations under the Acquisition Agreement or to decline to consummate the Acquisition and (c) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement and, in any case, claims or disputes arising out of any such interpretation or determination or any aspect thereof, in each case, shall be governed by, and construed and interpreted in accordance with, the laws of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably agrees to waive, to the fullest extent permitted by applicable law, all right to trial by jury in any suit, action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the Acquisition, this Commitment Letter, the Fee Letter or the performance by us or any of our affiliates of the services contemplated hereby.

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Each of the parties hereto agrees that each of this Commitment Letter and the Fee Letter is a binding and enforceable agreement with respect to the subject matter contained herein or therein (including an obligation to negotiate the Facilities Documentation in good faith); it being acknowledged and agreed that, notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, the commitments to fund the Credit Facilities on the Closing Date are subject only to the applicable conditions set forth in Exhibit D hereto; provided that nothing contained in this Commitment Letter obligates you or any of your affiliates to consummate the Acquisition or to draw down any portion of any of the Credit Facilities.

Each of the parties hereto irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York (or any appellate court therefrom) over any suit, action or proceeding arising out of or relating to this Commitment Letter or the Fee Letter, (b) agrees that all claims in respect of any such suit, action or proceeding shall be heard and determined in such New York state or, to the extent permitted by law, federal court and (c) agrees that a final, non-appealable judgment in any such suit, action or proceeding may be enforced in other jurisdictions in any manner provided by law; provided, that with respect to any suit, action or proceeding arising out of or relating to the Acquisition Agreement or the transactions contemplated thereby and which does not involve claims against us or the Lenders or any Indemnified Person, this sentence shall not override any jurisdiction provision set forth in the Acquisition Agreement. You and we agree that service of any process, summons, notice or document by registered mail addressed to such person shall be effective service of process against such person for any suit, action or proceeding brought in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

Each of the Commitment Parties hereby notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes names, addresses, tax identification numbers and other information that will allow each Lender to identify each Loan Party in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for the Commitment Parties and each Lender.

The Fee Letter (including the Flex Provisions) and the indemnification, confidentiality, jurisdiction, governing law, sharing of information, no agency or fiduciary duty, waiver of jury trial, service of process, reimbursement and compensation (if applicable in accordance with the terms hereof and of the Fee Letter), venue, information and syndication provisions contained herein shall remain in full force and effect regardless of whether any or all of the Facilities Documentation is executed and delivered and notwithstanding the termination or expiration of this Commitment Letter or the commitments hereunder; provided, that your obligations under this Commitment Letter (other than your obligations with respect to (a) information and the syndication of the Credit Facilities, which shall survive only until the later of the expiration of the Syndication Period and the Closing Date, at which time such obligations shall terminate and be of no further force and effect, and (b) confidentiality of the Fee Letter and the contents thereof) shall automatically terminate and be of no further force and effect (and be superseded by the applicable Facilities Documentation to the extent covered therein) on the Closing Date and you shall automatically be released from all liability hereunder in connection therewith at such time. Subject to the preceding sentence, you may terminate this Commitment Letter (in whole but not in part as to any particular Credit Facility, but, for the avoidance of doubt, individually with respect to any specific Credit Facility) upon written notice to the Initial Lenders at any time.

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If the foregoing correctly sets forth our agreement, please indicate your acceptance of our offer (such date of acceptance, the “Acceptance Date”) as set forth in this Commitment Letter and the Fee Letter by returning to us executed counterparts of this Commitment Letter and of the Fee Letter not later than 11:59 p.m., New York City time, on April 2, 2018. Such offer will remain available for acceptance until such time, but will automatically expire at such time if we have not received such executed counterparts in accordance with the preceding sentence. In the event that the Closing Date does not occur on or before 11:59 p.m., New York City time, on the earliest of (a) October 3, 2018, (b) the date of the termination of the Acquisition Agreement by you or with your written consent, in each case prior to the closing of the Acquisition and (c) the date of the closing of the Acquisition without the use of the applicable Credit Facilities, then this Commitment Letter and the commitments hereunder shall automatically terminate unless we shall, in our sole discretion, agree to an extension; provided, that the termination of any commitment pursuant to this sentence does not prejudice your rights and remedies in respect of any breach of this Commitment Letter that occurred prior to any such termination.

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We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

Signature Page to Commitment Letter (Project Gold)

Very truly yours,

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Commitment Letter (Project Gold)

Very truly yours,

MORGAN STANLEY SENIOR FUNDING INC.

By:
Name:
Title:

Signature Page to Commitment Letter (Project Gold)

Very truly yours,

ROYAL BANK OF CANADA

By:
Name:
Title:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

Signature Page to Commitment Letter (Project Gold)

Accepted and agreed to as of the date first above written:

BROOKFIELD RETAIL HOLDINGS VII SUB 3 LLC

By:
Name: Bryan Davis
Title: Managing Partner and Chief Financial Officer

Signature Page to Commitment Letter (Project Gold)

SCHEDULE 1

REVOLVING FACILITY COMMITMENTS

Initial Revolving Lender	Revolving Facility
Wells Fargo Bank, National Association	25%
Deutsche Bank AG New York Branch	25%
Morgan Stanley Senior Funding Inc.	25%
Royal Bank of Canada	25%

SCHEDULE 2

TERM A-1 FACILITY COMMITMENTS

Initial Term A-1 Lender	Term A-1 Facility
Wells Fargo Bank, National Association	25%
Deutsche Bank AG New York Branch	25%
Morgan Stanley Senior Funding Inc.	25%
Royal Bank of Canada	25%

TERM A-2 FACILITY COMMITMENTS

Initial Term A-2 Lender	Term A-2 Facility
Wells Fargo Bank, National Association	25%
Deutsche Bank AG New York Branch	25%
Morgan Stanley Senior Funding Inc.	25%
Royal Bank of Canada	25%

SCHEDULE 3

BRIDGE COMMITMENTS

Initial Bridge Lender	Bridge Facility
Wells Fargo Bank, National Association	25%
Deutsche Bank AG Cayman Islands Branch	25%
Morgan Stanley Senior Funding Inc.	25%
Royal Bank of Canada	25%

ANNEX A

FORM OF JOINDER AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION WELLS FARGO SECURITIES, LLC 550 S. Tyron Street, 6th Floor Charlotte, NC 28202	DEUTSCHE BANK AG NEW YORK BRANCH DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, New York 10005	MORGAN STANLEY SENIOR FUNDING, INC. 1585 Broadway New York, New York 10036	ROYAL BANK OF CANADA 200 Vesey Street New York, New York 10281

[ADDITIONAL ARRANGER] [Address]	[ADDITIONAL ARRANGER] [Address]	[ADDITIONAL ARRANGER] [Address]	[ADDITIONAL ARRANGER] [Address]

[ADDITIONAL ARRANGER] [Address]

CONFIDENTIAL

[•], 2018

Project Gold

Credit Facilities

Joinder Agreement to Commitment Letter and Fee Letter

Brookfield Retail Holdings VII Sub 3 LLC

c/o Brookfield Property Partners L.P.

250 Vesey Street, 15th Floor

New York, NY 10281-1023

Attention: Danielle Brody, Vice President

Ladies and Gentlemen:

Reference is made to the Commitment Letter, dated as of March 26, 2018 (including the exhibits and other attachments thereto, the “Commitment Letter”), among Wells Fargo Bank, National Association (“Wells Fargo Bank”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank AG Cayman Islands Branch (“DBCI”), Deutsche Bank Securities Inc. (“DBSI”), Morgan Stanley Senior Funding Inc. (“MSSF”), Royal Bank of Canada (“Royal Bank”), RBC Capital Markets, LLC (“RBC” and, together with Wells Fargo Bank, DBNY, DBCI, MSSF, Royal Bank, Wells Fargo Securities and DBSI, the “Initial Commitment Parties”) and Brookfield Retail Holdings VII Sub 3 LLC, a Delaware limited liability company (the “Parent” or “you”), regarding the Transactions described therein. Capitalized terms used but not otherwise defined herein are used with the meanings assigned to such terms in the Commitment Letter.

This Joinder Agreement sets forth the agreement of the Parent, the Initial Commitment Parties, [Additional Arranger] (“[•]”), [Additional Arranger] (“[•]”), [Additional Arranger] (“[•]”), [Additional Arranger] (“[•]”) and [Additional Arranger] (“[•]” and, together with [•], [•], [•] and [•], the “Additional Arrangers”) regarding the joinder of the Additional Arrangers to the Commitment Letter. This Joinder Agreement is the “Joinder Agreement” referred to in the Commitment Letter.

1. Joinder; Commitments.

Each Additional Arranger by its signature below hereby agrees to become an Additional Arranger under the Commitment Letter and the Fee Letter with the same force and effect as if originally a party thereto as an Additional Arranger, but in any event subject to the same terms, provisions and limitations set forth in the Commitment Letter and the Fee Letter, as applicable.

In connection with the Transactions contemplated by the Commitment Letter, (a) each of the Additional Arrangers hereby commits on a several, but not joint, basis to provide the percentage of the entire principal amount of the Revolving Facility set forth opposite such Additional Arranger’s name on Schedule 1 hereto (and Schedule 1 to the Commitment Letter is hereby amended and restated in its entirety as set forth on Schedule 1 hereto), (b) each of the Additional Arrangers hereby commits on a several, but not joint, basis to provide the percentage of the entire principal amount of the Term A-1 Facility set forth opposite such Additional Arranger’s name on Schedule 2 hereto (and Schedule 2 to the Commitment Letter is hereby amended and restated in its entirety as set forth on Schedule 2 hereto), (c) each of the Additional Arrangers hereby commits on a several, but not joint, basis to provide the percentage of the entire principal amount of the Term A-2 Facility set forth opposite such Additional Arranger’s name on Schedule 2 hereto (and Schedule 2 to the Commitment Letter is hereby amended and restated in its entirety as set forth on Schedule 2 hereto) and (d) each of the Additional Arrangers hereby commits on a several, but not joint, basis to provide the percentage of the entire principal amount of the Bridge Facility set forth opposite such Additional Arranger’s name on Schedule 3 hereto (and Schedule 3 to the Commitment Letter is hereby amended and restated in its entirety as set forth on Schedule 3 hereto).

2. Miscellaneous.

Sections 7, 8, 9, 10 and 11 of the Commitment Letter are hereby incorporated herein by reference and shall apply hereunder as if fully set forth herein.

This Joinder Agreement, and any claim, controversy or dispute arising under or related to this Joinder Agreement, whether in tort, contract (at law or in equity) or otherwise, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York; provided, that, notwithstanding the preceding sentence and the governing law provisions of the Commitment Letter and the Fee Letter, it is understood and agreed that (a) the interpretation of the definition of “Company Material Adverse Effect” (and whether or not a Company Material Adverse Effect has occurred), (b) the determination of the accuracy of any Specified Acquisition Agreement Representation and whether as a result of any inaccuracy thereof you or your applicable affiliate has the right to terminate your or its obligations under the Acquisition Agreement or to decline to consummate the Acquisition and (c) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement and, in any case, claims or disputes arising out of any such interpretation or determination or any aspect thereof, in each case, shall be governed by, and construed and interpreted in accordance with, the laws of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

Signature Page to Joinder Agreement (Project Gold)

Very truly yours,

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Joinder Agreement (Project Gold)

Very truly yours,

MORGAN STANLEY SENIOR FUNDING INC.

By:
Name:
Title:

Signature Page to Joinder Agreement (Project Gold)

Very truly yours,

ROYAL BANK OF CANADA

By:
Name:
Title:

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

Signature Page to Joinder Agreement (Project Gold)

Very truly yours,

[ADDITIONAL ARRANGER]

By:
Name:
Title:

Signature Page to Joinder Agreement (Project Gold)

Accepted and agreed to as of the date first above written:

BROOKFIELD RETAIL HOLDINGS VII SUB 3 LLC

By:
Name: Danielle Brody
Title: Vice President

Signature Page to Joinder Agreement (Project Gold)

SCHEDULE 1

REVOLVING FACILITY COMMITMENTS

Initial Revolving Lender	Revolving Facility
Wells Fargo Bank, National Association	[	•]%
Deutsche Bank AG New York Branch	[	•]%
Morgan Stanley Senior Funding Inc.	[	•]%
Royal Bank of Canada	[	•]%
[•]	[	•]%
[•]	[	•]%
[•]	[	•]%
[•]	[	•]%
[•]	[	•]%

SCHEDULE 2

TERM A-1 FACILITY COMMITMENTS

Initial Term A-1 Lender	Term A-1 Facility
Wells Fargo Bank, National Association	[	•]%
Deutsche Bank AG New York Branch	[	•]%
Morgan Stanley Senior Funding Inc.	[	•]%
Royal Bank of Canada	[	•]%
[•]	[	•]%
[•]	[	•]%
[•]	[	•]%
[•]	[	•]%
[•]	[	•]%

TERM A-2 FACILITY COMMITMENTS

Initial Term A-2 Lender	Term A-2 Facility
Wells Fargo Bank, National Association	[	•]%
Deutsche Bank AG New York Branch	[	•]%
Morgan Stanley Senior Funding Inc.	[	•]%
Royal Bank of Canada	[	•]%
[•]	[	•]%
[•]	[	•]%
[•]	[	•]%
[•]	[	•]%
[•]	[	•]%

SCHEDULE 3

BRIDGE COMMITMENTS

Initial Bridge Lender	Bridge Facility
Wells Fargo Bank, National Association	[	•]%
Deutsche Bank AG Cayman Islands Branch	[	•]%
Morgan Stanley Senior Funding Inc.	[	•]%
Royal Bank of Canada	[	•]%
[•]	[	•]%
[•]	[	•]%
[•]	[	•]%
[•]	[	•]%
[•]	[	•]%